Exhibit 2.2

BYLAWS

OF

FUTURE LABS VI, INC.

i

ii

BYLAWS

OF

FUTURE LABS VI, INC.

ARTICLE I.

OFFICES

Section 1.     Registered Office. The registered office of FUTURE LABS VI, INC. (the “Corporation”) shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine. The initial principal place of business of the Corporation shall be 19900 MacArthur Blvd., Suite 1000, Irvine, California 92612.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.     Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication as authorized by and pursuant to Delaware General Corporation Law.

Section 2.     Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meetings the stockholders shall (i) elect a board of directors by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (ii) transact such other business as may properly be brought before the meeting.

Section 3.     Special Meetings. Special meetings of the stockholders may be called by the board of directors, the chairman of the board, the president or Chief Executive Officer, or by the holders of shares entitled to cast not less than ten (10) percent of the votes at the meeting. Upon request in writing to the chairman of the board, the president or Chief Executive Officer, any vice president or the secretary by any person (other than the board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.     Notice of Meetings. Written notice of the place, date, and hour of all stockholder meetings, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the certificate of incorporation.

Without limiting the manner by which notice otherwise may be given effectively, any notice shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, unless revoked in accordance with Delaware General Corporation Law

Section 5.     Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the certificate of incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6.     Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law or the certificate of incorporation.

All elections of directors shall be by written ballot unless otherwise provided in the certificate of incorporation. Such requirement of a written ballot shall be satisfied by a ballot submitted by electronic submission, provided that any such electronic submission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Voting, other than the election of directors but excepting where otherwise provided herein or required by law or the certificate of incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election, and except as otherwise required by law or the certificate of incorporation, all other matters shall be determined by a majority of the shares entitled to vote.

Section 7.     Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 8.     Actions by Stockholders. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

BOARD OF DIRECTORS

Section 1.     Duties and Powers. The business of the Corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2.     Number and Term of Office. The board of directors shall consist of no less than one (1) nor more than ten (10) members. The number of directors shall be fixed and may be changed from time to time by resolution duly adopted by the board of directors or the stockholders, except as otherwise provided by law or the certificate of incorporation. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at annual meetings of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 3.     Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any annual or special meeting held in accordance with Article II, and the directors so chosen shall hold office until the next annual or special meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 4.     Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to be given the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the board of directors may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board, the president or Chief Executive Officer, or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or electronic means on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these bylaws.

Section 5.     Quorum. Except as may be otherwise specifically provided by law, the certificate of incorporation or these bylaws, at all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.      Actions of Board Without a Meeting. Unless otherwise provided by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

Section 7.      Meetings by Means of Conference Telephone. Unless otherwise provided by the certificate of incorporation or these bylaws, members of the board of directors of the Corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.      Committees. The board of directors may, by resolution passed by a majority of the directors then in office, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes and report to the board of directors when required.

Section 9.      Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.      Removal. Unless otherwise restricted by the certificate of incorporation or bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV.

OFFICERS

Section 1.      General. The officers of the Corporation shall be appointed by the board of directors and shall consist of a president or a Chief Executive Officer, a secretary, and a treasurer or a Chief Financial Officer (or a position with the duties and responsibilities of a treasurer or Chief Financial Officer). The board of directors may also appoint one (1) or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as the board of directors, in its discretion, shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.      Election; Term of Office. The board of directors at its first meeting held after each annual meeting of stockholders shall elect a chairman of the board, a president or a Chief Executive Officer, a secretary, and a treasurer or a Chief Financial Officer (or a position with the duties and responsibilities of a treasurer or Chief Financial Officer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The board of directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

Section 3.      Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and the board of directors and shall have such other duties and powers as may be prescribed by the board of directors from time to time.

Section 4.      President or Chief Executive Officer. The president or Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president or Chief Executive Officer shall have and exercise such further powers and duties as may be specifically delegated to or vested in the president or Chief Executive Officer from time to time by these bylaws or the board of directors. In the absence of the chairman of the board or in the event of his or her inability or refusal to act, or if the board has not designated a chairman, the president or Chief Executive Officer shall perform the duties of the chairman of the board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the chairman of the board.

Section 5.      Vice President. In the absence of the president or Chief Executive Officer, or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one (1) vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president or Chief Executive Officer. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president or Chief Executive Officer may from time to time prescribe.

Section 6.      Secretary. The secretary shall attend all meetings of the board of directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the secretary shall also perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president or Chief Executive Officer. If the secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the board of directors, and if there be no assistant secretary, then either the board of directors or the president or Chief Executive Officer may choose another officer to cause such notice to be given. The secretary shall have custody of the seal of the Corporation and the secretary or any assistant secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or by the signature of any such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7.      Assistant Secretaries. Except as may be otherwise provided in these bylaws, assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president or Chief Executive Officer, or the secretary, and shall have the authority to perform all functions of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

Section 8.      Treasurer or Chief Financial Officer. The treasurer or Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the board of directors. The treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer shall, when and if required by the board of directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of his or her duties as treasurer. The treasurer shall have such other powers and perform such other duties as the board of directors or the president or Chief Executive Officer shall from time to time prescribe.

Section 9.      Assistant Treasurers. Except as may be otherwise provided in these bylaws, assistant treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president or Chief Executive Officer, or the treasurer, and shall have the authority to perform all functions of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.

Section 10.     Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V.

STOCK

Section 1.      Form of Certificates. Shares of the corporation’s stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation’s stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive officer or president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation’s certificate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation.

Section 2.      Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.      Lost Certificates. Except as provided in this Section 3 no new certificates for shares or uncertified shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate of stock, or uncertified shares in place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate or uncertified shares.

Section 4.      Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5.      Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.      Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.      Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the chairman of the board, the president or Chief Executive Officer, any vice president or the secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI.

NOTICES

Section 1.      Notices. Whenever written notice is required by law, the certificate of incorporation or these bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile or cable or other electronic means and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, telex, facsimile or cable or other electronic means.

Section 2.      Waiver of Notice. Whenever any notice is required by law, the certificate of incorporation or these bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.      Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting or by any Committee of the board of directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

Section 2.      Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the board of directors may from time to time designate.

Section 3.      Corporate Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4.      Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this bylaw. Notwithstanding the foregoing, the provisions of this Section 4 of Article VII will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder.

ARTICLE VIII.

DIRECTORS' LIABILITY AND INDEMNIFICATION

Section 1.    Directors' Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

This Section 1 is also contained in Article IX of the Corporation's certificate of incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time such certificate article is altered, amended or repealed.

Section 2.      Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

Section 3.      Right of Claimant to Bring Suit. If a claim under Section 2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full board of directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.      Non-Exclusivity of Rights. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation's certificate of incorporation or bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

Section 5.      Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

(1)       the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(2)       the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 6.      Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.      Amendment. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE IX.

AMENDMENTS

Except as otherwise specifically stated within an article to be altered, amended or repealed, these bylaws may be altered, amended or repealed and new bylaws may be adopted at any meeting of the board of directors or of the stockholders.

CERTIFICATE OF SECRETARY OF

FUTURE LABS VI, INC.

The undersigned, James Buckly Jordan, hereby certifies that he is the duly elected and acting Secretary of Future Labs VI, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by Unanimous Written Consent of the Board of Directors of the Corporation on December 4, 2017.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 4th day of December, 2017.

James Buckly Jordan, Secretary